Exhibit 4.8

Co. #22473 DIVIDEND REINVESTM EN T AND DIRECT STOCK PURCHAS E PLAN FOR SHARES OF EQUITRANS MIDSTREAM CORPORATION ENROLLMENT APPLICATION I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our ) Agent under the terms and conditions of the Plan, as described in the Brochure of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of EQUITRANS MIDSTREAM CORPORATION Common Stock as indicated below. NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT. This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to: EQUITRANS MIDSTREAM CORPORATION c/o American Stock Transfer & Trust Company, LLC P.O. Box 922, Wall Street Station, New York, New York 10269-0560 Attn: Plan Administration Department If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registration. SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER I hereby warrant, under penalty of perjury, that the number provided above is correct. ACCOUNT ADDRESS STREET CITY STATE ZIP CODE SIGNATURE(s) All Joint Owners Must Sign MINIMUM INVESTMENT IS $50.00 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS MAXIMUM INVESTMENT IS $10,000.00 PER CALENDAR MONTH ATTACHED IS A CHECK FOR $ EQUITRANS MIDSTREAM CORPORATION. App. 11-1-2018 FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE Please enroll this account as follows: Check one box only (). If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed. FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account. PARTIAL DIVIDEND REINVESTMENT Reinvest dividends on shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form. You must reinvest at least 10% of your dividend distribution each dividend period. CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash. X

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make monthly automatic transfers of funds from my (our) checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of EQUITRANS MIDSTREAM CORPORATION Common Stock for my (our) EQUITRANS MIDSTREAM CORPORATION Plan account.

Signature(s) ______________________________

____

Date ______________ Daytime Phone Number ______________

1. Indicate the Type of Account: Checking or Savings.
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your Financial Institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip. See the sample below for the location of the ABA Number.
6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $50 per month and the maximum is $10,000 per month from your checking or savings account to purchase EQUITRANS MIDSTREAM CORPORATION Common Stock.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All Items

1. Type of Account ☐ Checking ☐ Savings
2. |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Bank Account Number
3. |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Name on Bank Account
4. |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Financial Institution
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Branch Name
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Branch Street Address
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Branch City, State and Zip Code
5. |_|_|_|_|_|_|_|_|_|
6. $ _ ABA Number
   Amount of Automatic Deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.



Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
63-858
670
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch information
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
ABA Number
Bank Account Number

EQUITRANS MIDSTREAM CORPORATION
Enroll. App. 11-1-2018